                                                                   EXHIBIT 23.10

                                    CONSENT

  I consent to being named in the registration statements and amendments thereto being filed with the Securities and Exchange Commission by UAL Corporation and United Air Lines, Inc. in connection with the Employee Investment Transaction as a person about to become a director of UAL Corporation.

                                                 /s/ John K. Van de Kamp
                                          ____________________________________
                                                   John K. Van de Kamp

Dated: May 24, 1994